Exhibit (5) & (23)


                        SIDLEY AUSTIN BROWN & WOOD LLP

      BEIJING                787 SEVENTH AVENUE              LOS ANGELES
       ----               NEW YORK, NEW YORK 10019               ----
     BRUSSELS             TELEPHONE 212 839 5300               NEW YORK
       ----                FACSIMILE 212 839 5599                ----
      CHICAGO                  www.sidley.com               SAN FRANCISCO
       ----                                                      ----
      DALLAS                   FOUNDED 1866                    SHANGHAI
       ----                                                      ----
      GENEVA                                                  SINGAPORE
       ----                                                      ----
     HONG KONG                                                   TOKYO
       ----                                                      ----
       LONDON                                               WASHINGTON, D.C.






                                                 August 23, 2005


JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York  10004


    Re:  Merrill Lynch & Co., Inc.
         Merrill Lynch Extendible Monthly Securities
         issued as a series of Merrill Lynch & Co., Inc.'s
         Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue
         -----------------------------------------------------------------------


Dear Sir or Madam:

      As counsel for Merrill Lynch & Co., Inc. (the "Company"), we have been requested to render this opinion to you pursuant to Section 303 of the Indenture, dated as of April 1, 1983, as amended, restated and supplemented through the date hereof (the "Indenture"), between the Company and you, as Trustee, in connection with the issuance thereunder and sale by the Company of $3,250,000,000 aggregate principal amount of its Merrill Lynch Extendible Monthly Securities issued as a series of the Company's Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue and any notes issued pursuant to the aforementioned notes (collectively, the "Notes"). The Notes are to be issued and sold by the Company pursuant to a Distribution Agreement dated December 15, 2004 (the "Distribution Agreement"), as amended, and as supplemented by a Letter Agreement among the Company, Merrill Lynch Pierce Fenner & Smith Incorporated, Fifth Third Securities, Inc. and Keybanc Capital Markets, a division of McDonald Investments Inc. dated August 16, 2005 (the "Letter Agreement").

      As counsel for the Company, we are familiar with the Indenture, including the provisions of such Indenture setting forth the conditions precedent to the issuance of securities thereunder, and are familiar with the various corporate proceedings of the Company to date relating to the Indenture and to the issue and sale of the Notes. In addition, we have examined such other documents and records and made such investigation as we deemed appropriate or necessary in connection with expressing an informed opinion upon the following matters.

      Based upon the foregoing, it is our opinion that:

         (a) the Indenture has been duly authorized, executed and delivered by the Company;

         (b) the forms and terms of the Notes have been established in conformity with the provisions of the Indenture;

         (c) all conditions precedent to the authentication and delivery of the Notes have been complied with and the Notes, when authenticated and delivered by the Trustee and issued and delivered by the Company against payment therefor as specified in the Distribution Agreement and Letter Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law); and

         (d) all applicable laws and requirements in respect of the execution and delivery by the Company of the Notes have been complied with.

                                                 Very truly yours,


                                                 /s/ Sidley Austin Brown & Wood

                           OPTION TO EXTEND MATURITY

      The undersigned hereby elects to extend the maturity of the Merrill Lynch & Co., Inc. Floating Rate Renewable Note No. ______________ (CUSIP No. 590188451) or the portion thereof specified below.

      For the election to extend maturity to be made, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder, this Note with this "Option to Extend Maturity" form duly completed. This Note must be received by the Trustee by the close of business, New York City time, on the last day for giving such notice, as described in this Note.

      If less than the entire principal amount of this Note is to be extended, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have extended and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being extended (in the absence of any such specification, one such Note shall be issued for the portion not being extended).

$ ________________________             _______________________________________
                                       NOTICE: The signature on this Option to
                                       Extend Maturity must correspond with
Date _____________________             the name as written upon the face of
                                       this Note in every particular, without
                                       alteration or enlargement or any change
                                       whatever.

                                                                    SCHEDULE I

                             SCHEDULE OF EXCHANGES

The initial principal amount of this Note is $3,250,000,000. The following exchanges of a portion of this Note for an interest in a fixed maturity note, have been made:


                                               Reduced Principal
                       Principal Amount        Amount Outstanding       Notation Made by or
                      Exchanged for Fixed           Following                on Behalf
Date of Exchange         Maturity Note            Such Exchange           of the Trustee
----------------      -------------------      -------------------      -------------------



























                           ASSIGNMENT/TRANSFER FORM
                           ------------------------

      FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)_______________________________________________ (Please print or typewrite name and address including postal zip code of assignee)_____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

Date ______________________      _______________________________________________
                                 NOTICE: The signature of the registered
                                 Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                     Exhibit A


                 FORM OF FLOATING RATE GLOBAL MEDIUM-TERM NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                          PRINCIPAL AMOUNT
No.                           CUSIP No. ________    $_____________
Stated Maturity:  _________                         Original Issue Date:  ______

                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                   SERIES C
                  Merrill Lynch Extendible Monthly Securities
                       (Election not made) (the "Note")

      MERRILL LYNCH & CO., INC., a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum specified above on the Stated Maturity specified above, and to pay interest thereon, at a rate per annum determined in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

      This Note may be not be redeemed at the option of the Company in whole or in part.

      The Company shall pay interest on the fifteenth calendar day of each month, commencing September 15, 2005 and on the Stated Maturity (each an "Interest Payment Date"); (such Stated Maturity and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day. The "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note shall accrue from and including the Original Issue Date, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall as provided in the Indenture be paid to the Person in whose name this
Note is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      The "Interest Rate" borne by this Note shall be LIBOR (as defined below) plus the applicable Spread (as defined below).

      Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date. An "Interest Reset Date" means the fifteenth calendar day of each month, commencing on September 15, 2005.

      Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the immediately preceding Interest Reset Date. LIBOR shall be determined in accordance with the applicable provision below. If any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date shall be postponed to the next succeeding day that is a Business Day.

      Interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to each day by 360.

      "Interest Determination Date" means the second London Banking Day (as defined below) preceding each Interest Reset Date.

      All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 would be rounded to 9.87655% or .0987655. All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

      As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and such day is also a London Banking Day (as hereinafter defined).

      As used herein, "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

      "LIBOR" as determined by the Calculation Agent (as defined below) means:

      (1) The rate for deposits in the LIBOR Currency, as defined below, having an index maturity of one month commencing on the related Interest Reset Date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular Interest Determination Date, or

      (2) if no rate appears on the particular Interest Determination Date on the LIBOR Page as specified above, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the index maturity of one month, commencing on the related Interest

            Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in principal amount that is representative for single transaction in the LIBOR Currency in that market at that time, or

      (3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the particular Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the index maturity of one month and in principal amount that is representative for single transaction in the LIBOR Currency in that market at that time, or

      (4) if the banks selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

      "LIBOR Currency" means United States dollars.

      "LIBOR Page" means the display on Moneyline Telerate Page 3750 or any successor service on such page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

      The "Spread" applicable to this Note shall equal (i) minus .02%, for Interest Reset Dates occurring from the Original Issue Date to and including August 2006, (ii) plus .01%, for Interest Reset Dates occurring from and including September 2006 to and including August 2007, (iii) plus .03%, for Interest Reset Dates occurring from and including September 2007 to and including August 2008, (iv) plus .05%, for Interest Reset Dates occurring from and including September 2008 to and including August 2009 and (v) plus .05%, for Interest Reset Dates occurring from and including September 2009 to and including August 2010.

      The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The Company hereby covenants for the benefit of the Holder hereof, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against such Holder.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be the "Calculation Agent". At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date with respect to this Note.

      Payment of the principal of and interest on this Note shall be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, N.A., the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series C (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of April 1, 1983, between the Company and JPMorgan Chase Bank, N.A., (herein called the "Trustee", which term includes any successor Trustee under the Indenture), as amended and restated, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      This Note is not subject to any sinking fund.

      If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at any time Outstanding, as defined in the Indenture, of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: ____________
                                           MERRILL LYNCH & CO., INC.

                                           By:__________________________________
                                                           John Laws
                                                      Assistant Treasurer


[FACSIMILE OF SEAL]                        Attest:

                                           By:__________________________________
                                                    Judith A. Witterschein
                                                           Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.,
            as Trustee

By:____________________________________
           Authorized Officer

                           ASSIGNMENT/TRANSFER FORM


      FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)________________________________________________ (Please print or typewrite name and address including postal zip code of assignee)_______________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.


Date _______________             _______________________________________________
                                 NOTICE: The signature of the registered
                                 Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.